Exhibit 23.4

Consent of Qualified Person

The undersigned in connection with the filing of the Registration Statement on Form S-8 of IperionX Limited (the “Company”), consents to:

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the incorporation by reference and use of the Company’s Technical Report Summary, dated June 28, 2022, with respect to the Titan Project (the “Technical Report”), as an exhibit to the Company’s Registration Statement on Form S-8 (No. 333-    ) (along with any amendments and/or exhibits thereto, the “Registration Statement”);

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the use of and references to the undersigned’s name, including the undersigned’s status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S‑K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

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any extracts or summaries of the Technical Report incorporated by reference in the Registration Statement, and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by the undersigned, that the undersigned supervised the preparation of and/or that was reviewed and approved by the undersigned, that is incorporated by reference in the Registration Statement.

Dated: August 26, 2022

EUGENE DARDENGO

By:	/s/ Eugene Dardengo
Name:	Eugene Dardengo
Title:	Consultant